                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Siebel Systems, Inc.

  We consent to the incorporation by reference in the registration statement dated March 16, 1998 on Form S-4 of Siebel Systems, Inc. of our reports dated January 21, 1998, except as to Note 8 which is as of March 2, 1998, with respect to the consolidated balance sheets of Siebel Systems, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which reports appear in the December 31, 1997 annual report on Form 10-K of Siebel Systems, Inc.

  We consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/ Prospectus.

                                          /s/ KPMG Peat Marwick LLP

San Jose, California
March 13, 1998